UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2011

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

    On March 16, 2011 the Company issued a press release announcing the promotion of Scott D. Stowell, the Company’s Chief Operating Officer, to the office of President, effective immediately. Mr. Stowell’s title will be President and Chief Operating Officer and his compensation and benefits will remain as previously disclosed.  Ken Campbell, the Company’s current Chief Executive Officer and President will remain as the Company’s Chief Executive Officer.

    Mr. Stowell, 53, has served as the Company’s Chief Operating Officer since May 2007.  From September 2002 to May 2007, Mr. Stowell served as President of the Company’s Southern California Region.  From April 1996 until September 2002, Mr. Stowell served as President of the Company’s Orange County division.  Mr. Stowell joined the Company in 1986 as a project manager.

    The Company is required by Item 5.02(c)(2) of Form 8-K and Item 404(a) of Regulation S-K to include within this Form 8-K the following related party transaction information:  In March 2010, Mr. Stowell’s son purchased a home at the Company’s Stella Mare community in San Clemente, California.  The purchase price of $874,977 was established at arm’s length and was approved by the Company’s Lead Independent Director in accordance with the Company’s Code of Business Conduct & Ethics.

    A copy of the press release announcing Mr. Stowell’s promotion is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release announcing the promotion of Scott D. Stowell to President, dated March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2011

STANDARD PACIFIC CORP.

By:	/S/ JOHN M. STEPHENS
John M. Stephens
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release announcing the promotion of Scott D. Stowell to President, dated March 16, 2011